UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________

FORM 8-K
 ___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2019
 ___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-36065	27-0072226
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
128 Sidney Street
Cambridge,	MA		02139
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

In connection with the election of Richard Pops's successor as further described below, on December 6, 2019, Mr. Pops notified Acceleron Pharma Inc. (the "Company") of his decision to resign from the Board of Directors of the Company (the "Board"), effective as of December 31, 2019. Mr. Pops has served on the Board since 2004. The resignation of Mr. Pops was not caused by any disagreement with the Company.

(d) Election of Director.

On December 5, 2019, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Kemal Malik, MB BS, to the Board as a Class III Director and to serve on the Nominating and Corporate Governance Committee, with both elections to become effective on January 1, 2020. Class III Directors' terms expire at the 2022 annual meeting of stockholders. In connection with his election as a director, the Company granted Dr. Malik, effective January 2, 2020, an option to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to approximately $500,000 (rounded to the nearest share) using the Company’s then current Black-Scholes valuation model, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on January 2, 2020. Consistent with the Company’s non-employee director compensation policy, Dr. Malik will be eligible to receive annual cash retainer fees of $40,000 for service on the Board and $5,000 for service on the Nominating and Corporate Governance Committee, an annual stock option grant to purchase 7,500 shares of the Company’s common stock and an annual restricted stock unit grant representing the right to receive 1,250 shares of the Company's common stock. Dr. Malik will also enter into a customary indemnification agreement with the Company.

There is no arrangement or understanding between Dr. Malik and any other person pursuant to which Dr. Malik was elected as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Dr. Malik has a direct or indirect material interest. There are no family relationships between Dr. Malik and any of the directors or officers of the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq.
Vice President, General Counsel and Secretary

Date: December 6, 2019

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